UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


Date of Report (Date of earliest event reported) August 31, 2005


                          DIONICS, INC.
     (Exact name of registrant as specified in its charter)

                Commission file number 001-03323


Delaware                                                11-2166744
(State or other jurisdiction                      (I.R.S. Employer
of incorporation)                              Identification No.)

65 Rushmore Street
Westbury, New York                                           11590
(Address of principal                                   (Zip Code)
executive offices)


Registrant's telephone number, including area code:(516)997-7474

                         Not applicable
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

Section 8 - Other Events

Item 8.01 Other Events.

      Dionics, Inc. (the "Company") is filing this Form 8-K in order to report that as of August 31, 2005, its auditors, Bloom & Co., have been engaged to audit the Company's financial statements for the year ended December 31, 2004, conduct the quarterly reviews of the financial statements for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, and conduct the quarterly reviews of the financial statements for the quarters ended March 31, 2005 and June 30, 2005. As a result of the engagement and commencement of such services, the Company expects that once such services are completed it will be able to file its Form 10-KSB for the year ended December 31, 2004 and other delinquent quarterly reports.

      The Company previously reported on May 10, 2005 in its Form 8-K (dated: May 10, 2005) that due primarily to financial constraints, it was unable to have its recently engaged auditors, Bloom & Co., perform the audit of the Company's financial statements for the year ended December 31, 2004. As a result, the Company reported that it had not been able to file the Form 10-KSB for the year ended December 31, 2004 and would not be able to file the subsequent Form 10-QSB due primarily to said financial constraints. Prior to that Form 8-K, the Company reported that it had to change auditors when the Company learned that its prior auditors were not registered with the Public Company Accounting Oversight Board. As a result, the Company engaged Bloom & Co. which firm re-audited the financial statements for the year ended December 31, 2003 which re-audited financial statements were included in the Company Form 10-KSB/A for the year ended December 31, 2003 filed on April 5, 2005.

                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                DIONICS, INC.
                                (Registrant)


Dated: September 21, 2005       By:  /s/  Bernard L. Kravitz
                                Name:     Bernard L. Kravitz
                                Title:    President